Exhibit 99.1

SELECTIVE INSURANCE GROUP ANNOUNCES PRELIMINARY
SECOND QUARTER CATASTROPHE LOSSES AND EARNINGS PER SHARE

Updates Full-Year 2020 Guidance

BRANCHVILLE, N.J., July 14, 2020 -- Selective Insurance Group, Inc. (NASDAQ: SIGI) today announced preliminary second quarter 2020 pre-tax net catastrophe losses totaling approximately $83 million. The losses relate to numerous catastrophe events designated by Property Claims Services during the quarter, including two April storms ($43 million) and claims related to civil unrest ($18 million).

Mainly due to higher than expected catastrophe losses, the Company expects its second quarter combined ratio to be in the range of 98% to 99%, with a combined ratio excluding catastrophe losses in a range of 85% to 86%. The combined ratio reflects: (i) $15 million of net prior year favorable casualty reserve development; (ii) better than expected non-catastrophe property losses; (iii) ongoing expense initiatives; and partially offset by (iv) the previously disclosed COVID-19 related charges. Selective also projects second quarter diluted earnings per share (“EPS”) to be in the range of $0.55 to $0.60 and non-GAAP operating EPS to be in the range of $0.35 to $0.40, with the difference principally reflecting net realized and unrealized investment gains.

“We experienced a record level of catastrophe losses for the second quarter, driven by industry-wide U.S. catastrophe loss activity that significantly exceeded the 10-year historical median,” said President and Chief Executive Officer John J. Marchioni. “Our claims team is working closely with our distribution partners to process these claims and help our policyholders restore their property. Despite the higher level of catastrophe losses, our underlying performance was strong, as our combined ratio indicates. In addition, our combined ratio guidance continues to reflect our estimates of the full-year impact of COVID-19.”

Based on the preliminary second quarter results, the Company made the following changes to its full-year 2020 guidance.

▪
A GAAP combined ratio, excluding catastrophe losses, of between 90.0% and 91.0%, which is an improvement from our prior guidance of a range of 92.0% to 93.0%. Our combined ratio estimate assumes no additional prior-year casualty reserve development in the second half of the year;

▪	Catastrophe losses of 6.0 points on the combined ratio, reflecting higher than expected catastrophe losses through the first half of the year; and

▪	After-tax net investment income of $170.0 million, a $10.0 million improvement from our prior guidance, which includes after-tax alternative investment income of between $Nil and $5.0 million.

About Selective Insurance Group, Inc.

Selective Insurance Group, Inc. is a holding company for 10 property and casualty insurance companies rated "A" (Excellent) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program’s Write Your Own Program. Selective’s unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in the Fortune 1000 and being named one of "America's Best Mid-Size Employers" by Forbes Magazine. For more information about Selective, visit www.Selective.com.

Exhibit 99.1

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future operations and performance.

Certain statements and information incorporated by reference in this press release are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements about our intentions, beliefs, projections, estimations, or forecasts of future events or our future financial performance involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, or performance to differ materially from what we indicated or implied. In many cases, forward-looking statements contain words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other like terms. These statements are not guarantees of future performance. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements for any reason.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements, include without limitation:

•	Related to COVID-19:

•
Governmental directives to contain or delay the spread of the COVID-19 pandemic have disrupted ordinary business commerce and impacted financial markets. These governmental actions, the extent, duration, and possible alteration based on future COVID-19-related developments that we cannot predict, could materially and adversely affect our results of operations, net investment income, financial position, and liquidity.

•
The amount of premium we record may be reduced and our underwriting results may be adversely impacted by (i) voluntary premium credits on in-force commercial and personal automobile policies, (ii) state insurance commissioner or other regulatory directives to implement premium-based credit in lines other than commercial and personal automobile, and we may be required to return more premium than warranted by our filed rating plans and actual loss experience, (iii) the effects of our voluntary efforts or the directives from various state insurance regulators to extend individualized payment flexibility and suspend policy cancellations, late payment notices, and late or reinstatement fees, (iv) return premiums that could be significant because our general liability and workers compensation policies provide for premium audit of revenues and payrolls, and (v) collectability of premiums, which may be impacted by policyholder financial distress and insolvency.

•
Our loss and loss expenses may increase, our related reserves may not be adequate, and our financial condition and liquidity may be materially impacted if litigation or changes in statutory or common law (i) require payment of COVID-19-related business interruption losses despite contrary terms, conditions, and exclusions in our policies or (ii) presume that COVID-19 is a work-related illness compensable under workers compensation policies for employees who contract the virus, regardless of whether they worked in industries defined as essential in various COVID-19-related governmental directives or interacted with the public as part of their job duties.

•
Our net investment income may be impacted by the significant equity and debt financial market volatility resulting from the COVID-19 pandemic and the related governmental orders because (i) financial market volatility is reflected in our alternative investments’ performance, (ii) increased spreads on fixed income securities may create mark-to-market investment valuation losses that reduce unrealized capital gains and impact GAAP equity, and (iii) OTTI losses may increase if we intend to sell more securities, particularly in asset classes that are more significantly impacted by COVID-19-related governmental directives and to which the Federal Reserve Board is providing liquidity and structural support.

•	Difficult conditions in global capital markets and the economy;

•	Deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and interest rate fluctuations;

•	Ratings downgrades on individual securities we own could affect investment values and, therefore, statutory surplus;

•	The adequacy of our loss reserves and loss expense reserves;

•
Frequency and severity of natural and man-made catastrophic events, including without limitation hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, including cyber-attacks, explosions, severe winter weather, floods, and fires;

•	Adverse market, governmental, regulatory, legal, or judicial conditions or actions;

•	The geographic concentration of our business in the eastern portion of the United States;

•	The cost and availability of reinsurance;

•	Our ability to collect on reinsurance and the solvency of our reinsurers;

•	The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;

•	Uncertainties related to insurance premium rate increases and business retention;

•	Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;

•	The effects of data privacy or cyber security laws and regulations on our operations;

•
Major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues and/or increased expenses, particularly if we experience a significant privacy breach;

•	Recent federal financial regulatory reform provisions that could pose certain risks to our operations;

•	Our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s, and Fitch;

•	Our entry into new markets and businesses; and

Exhibit 99.1

•
Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors that we cannot predict or assess may emerge from time-to-time.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact: Rohan Pai 973-948-1364 Rohan.Pai@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com

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